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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 4, 1999, with respect to the financial statements of Smartflex Systems, Inc. included in this Registration Statement and related Prospectus of Saturn Electronics & Engineering, Inc.

ERNST & YOUNG LLP


Orange County, California
July 20, 2000